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                                                                    EXHIBIT 99.1

                          CONSENT OF DIRECTOR NOMINEE



Meadowcraft, Inc.:

        I hereby consent to the inclusion in the Prospectus and Amendment No. 1 to Registration Statement on Form S-1 of Meadowcraft, Inc. (the "Company") of my name and information relating to my status as a director nominee of Meadowcraft, Inc. Effective upon consummation of the offering contemplated by the Prospectus, I hereby agree to become a director of the Company.


                                                /s/ T. Morris Hackney
                                                ----------------------------
                                                T. Morris Hackney



Date: 9/30/97